SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Technical Olympic USA, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	76-0460831
(State of Incorporation or Organization)	(IRS Employer Identification No.)

4000 Hollywood Boulevard, Suite 500 North Hollywood, Florida	33021
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered:	Each Class is to be Registered:
Common Stock, par value $.01 per share	New York Stock Exchange
9% Senior Notes due 2010 (CUSIP No. 878483 AC0)	New York Stock Exchange
9% Senior Notes due 2010 (CUSIP No. 878483 AG1)	New York Stock Exchange
10 3/8% Senior Subordinated Notes due 2012 (CUSIP No. 878483 AD8)	New York Stock Exchange
7 1/2% Senior Subordinated Notes due 2011 (CUSIP No. 878483 AJ5)	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

(Title of Class)

Item 1. Description of Registrants Securities to be Registered.

Common Stock

The description of the Registrant’s Common Stock is contained under the heading “Description of Capital Stock” of the Registrant’s Registration Statement on Form S-1, No. 333-106537, as amended. Such description and any amendments or reports filed for the purpose of updating such language is incorporated herein by reference.

9% Senior Notes due 2010 (CUSIP No. 878483 AC0)

The description of the Registrant’s 9% Senior Notes due 2010 is contained under the heading “Description of the New Notes” of the Registrant’s Registration Statement on Form S-4, No. 333-100013, as amended. Such description and any amendments or reports filed for the purpose of updating such language is incorporated herein by reference.

9% Senior Notes due 2010 (CUSIP No. 878483 AG1)

The description of the Registrant’s 9% Senior Notes due 2010 is contained under the heading “Description of the Notes” of the Registrant’s Registration Statement on Form S-4, No. 333-104278, as amended. Such description and any amendments or reports filed for the purpose of updating such language is incorporated herein by reference.

10 3/8% Senior Subordinated Notes due 2012 (CUSIP No. 878483 AD8)

The description of the Registrant’s 10 3/8% Senior Subordinated Notes due 2012 is contained under the heading “Description of the Notes” of the Registrant’s Registration Statement on Form S-4, No. 333-107091, as amended. Such description and any amendments or reports filed for the purpose of updating such language is incorporated herein by reference.

7 1/2% Senior Subordinated Notes due 2011 (CUSIP No. 878483 AJ5)

The description of the Registrant’s 7 1/2% Senior Subordinated Notes due 2011 is contained under the heading “Description of the Notes” of the Registrant’s Registration Statement on Form S-4, No. 333-114587, as amended. Such description and any amendments or reports filed for the purpose of updating such language is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description
3.1	Certificate of Incorporation of Newmark Homes Corp. (1)

3.2	Certificate of Amendment to the Certificate of Incorporation. (2)

3.3	Amended and Restated Bylaws. (2)

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Exhibit No.	Description
4.1	Indenture, dated as of June 25, 2002, by and among Technical Olympic USA, Inc. and the subsidiaries named therein and Wells Fargo Bank Minnesota, National Association, as Trustee. (3)

4.2	Indenture, dated June 25, 2002, by and among Technical Olympic USA, Inc., the subsidiaries name therein and Wells Fargo Bank Minnesota, National Association, as Trustee. (3)

4.6	Form of Technical Olympic USA, Inc. 9% Senior Note due 2010 (included in Exhibit A to Exhibit 4.1). (3)

4.7	Form of Technical Olympic USA, Inc. 10?% Senior Subordinated Note due 2012 (included in Exhibit A of Exhibit 4.2). (3)

4.10	Specimen of Stock Certificate of Technical Olympic USA, Inc. (7)

4.13	Indenture, dated as of February 3, 2003, among Technical Olympic USA, Inc., the subsidiaries named therein, Salomon Smith Barney Inc., Deutsche Bank Securities Inc., Fleet Securities, Inc. and Credit Lyonnais Securities (USA) Inc. (4)

4.15	Form of Technical Olympic USA, Inc. 9% Senior Note due 2010 (included in Exhibit A to Exhibit 4.13). (4)

4.19	Technical Olympic USA, Inc. 10?% Senior Subordinated Note due 2012, dated as of April 22, 2003, in the amount of $35,000,000. (6)

4.24	Indenture for the 7 1/2% Senior Subordinated Notes due 2011, dated as of March 17, 2004, among Technical Olympic USA, Inc., the subsidiaries named therein and Wells Fargo Bank, N.A., as Trustee. (5)

4.26	Form of Technical Olympic USA, Inc. 7 1/2% Senior Subordinated Note due 2011 (included in Exhibit A to Exhibit 4.24). (5)

(1)	Incorporated by reference to the Form 8-K, dated March 23, 2001, previously filed by the Registrant.

(2)	Incorporated by reference to the Registration Statement on Form S-4 previously filed by the Registrant (Registration Statement No. 333-100013).

(3)	Incorporated by reference to the Form 8-K, dated July 9, 2002, previously filed by the Registrant.

(4)	Incorporated by reference to the Form 10-K for the year ended December 31, 2002, previously filed by the Registrant.

(5)	Incorporated by reference to the Form S-4, dated April 19, 2004, previously filed by the Registrant (Registration No. 333-114587).

(6)	Incorporated by reference to the Form S-1, dated June 26, 2003, previously filed by the Registrant (Registration No. 333-106537).

(7)	Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 previously filed by the Registrant (Registration No. 333-99307).

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SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 15, 2004	Technical Olympic USA, Inc.
	By:	/s/ Patricia M. Petersen
Patricia M. Petersen

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